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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated December 30, 1999 accompanying the financial statements of Stampville.Com Inc., contained in the Registration Statement on Form SB-2. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".



                                             /s/ GRANT THORNTON LLP

Los Angeles, California
February 14, 2000